As filed with the Securities and Exchange Commission on November 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SCHOLAR ROCK HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-3750435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

(Address of Principal Executive Offices)

Scholar Rock Holding Corporation 2022 Inducement Equity Plan

(Full Title of the Plans)

Jay T. Backstrom

President and Chief Executive Officer

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Junlin Ho

General Counsel

Scholar Rock Holding Corporation

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Scholar Rock Holding Corporation (the “Registrant”) to register 1,000,000 additional shares of common stock, par value $0.001 per share, reserved and available for issuance under the Scholar Rock Holding Corporation 2022 Inducement Equity Plan (the “2022 IEP”).

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on (File No. 333-266658) filed with the Securities and Exchange Commission on August 8, 2022, is hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by the Registrant with the Commission and are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 7, 2022 (including the sections of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 13, 2022 and relating to its May 26, 2022 annual meeting of stockholders, that are incorporated by reference therein (other than information furnished rather than filed));

(b) The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 16, 2022, August 8, 2022 and November 14, 2022 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on May 21, 2018, including any amendments or reports filed for the purposes of updating this description; and

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K (and corresponding information furnished under Item 9.01 or included as an exhibit thereto). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
3.2

Amendment to Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to exhibit number 3.1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).

3.3	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
4.1

Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 22, 2017 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1

Scholar Rock Holding Corporation 2022 Inducement Equity Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2022.)

99.2*	Amendment to Scholar Rock Holding Corporation 2022 Inducement Equity Plan, dated September 4, 2022
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 14th day of November, 2022.

SCHOLAR ROCK HOLDING CORPORATION

By: /s/ Jay T. Backstrom
Jay T. Backstrom
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jay T. Backstrom and Edward H. Myles as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jay T. Backstrom	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2022
Jay T. Backstrom
/s/ Edward H. Myles	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2022
Edward H. Myles
/s/ David Hallal	Chairman of the Board of Directors	November 14, 2022
David Hallal
/s/ Srinivas Akkaraju	Director	November 14, 2022
Srinivas Akkaraju, M.D., Ph.D.
/s/ Kristina Burow	Director	November 14, 2022
Kristina Burow
/s/ Jeffrey S. Flier	Director	November 14, 2022
Jeffrey S. Flier, M.D.
/s/ Michael Gilman	Director	November 14, 2022
Michael Gilman, Ph.D.
/s/ Amir Nashat	Director	November 14, 2022
Amir Nashat, Sc.D.
/s/ Joshua Reed	Director	November 14, 2022
Joshua Reed
/s/ Akshay Vaishnaw	Director	November 14, 2022
Akshay Vaishnaw, M.D., Ph.D.